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As filed with the Securities and Exchange Commission on October 21, 2004

Registration No. 333-86736

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-3025618 (I.R.S. Employer Identification Number)
3603 Haven Avenue Menlo Park, California 94025-1010 (650) 306-1650 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Gary T. Steele
President and Chief Executive Officer
Landec Corporation
3603 Haven Avenue
Menlo Park, California 94025-1010
(650) 306-1650
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Geoffrey P. Leonard, Esq.
Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, California 94025
(650) 614-7400

EXPLANATORY NOTE

        This Post-Effective Amendment No. 2 amends the Registration Statement on Form S-3 (Registration No. 333-86736) (the "Registration Statement") on which Landec Corporation (the "Registrant") registered 2,580,663 shares of common stock of the Registrant to be offered and sold by certain selling stockholders of Registrant described in the Registration Statement (the "Selling Stockholders").

        The Securities and Exchange Commission declared the Registration Statement effective on July 8, 2002. As of October 21, 2004, there were 594,990 shares of common stock covered by the Registration Statement that had not been sold by the Selling Stockholders. The Registrant agreed with the Selling Stockholders to maintain the effectiveness of the Registration Statement until all of the shares covered by the Registration Statement were transferable by the Selling Stockholders pursuant to paragraph (k) of Rule 144 under the Securities Act of 1933, as amended ("Rule 144"). The Registrant believes all of the unsold shares are currently transferable pursuant to Rule 144 and desires that the Registration Statement no longer be considered effective with respect to any unsold shares. Accordingly, this Post-Effective Amendment is being filed to deregister the remaining 594,990 shares of common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 18th day of October, 2004.

LANDEC CORPORATION
By:	/s/ GARY T. STEELE Gary T. Steele Chief Executive Officer And President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ GARY T. STEELE Gary T. Steele	Chief Executive Officer, President and Director (Principal Executive Officer)	October 18, 2004
/s/ GREGORY S. SKINNER Gregory S. Skinner	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 18, 2004
*/s/ STEPHEN E. HALPRIN Stephen E. Halprin	Director	October 18, 2004
*/s/ KIRBY L. CRAMER Kirby L. Cramer	Director	October 18, 2004
*/s/ RICHARD S. SCHNEIDER Richard S. Schneider, Ph.D.	Director	October 18, 2004
*/s/ KENNETH E. JONES Kenneth E. Jones	Director	October 18, 2004
*/s/ FREDERICK FRANK Frederick Frank	Director	October 18, 2004
Nicholas Tompkins	Director	October 18, 2004
Duke K. Bristow	Director	October 18, 2004
*By:	/s/ GREGORY S. SKINNER Attorney-in-fact

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EXPLANATORY NOTE
SIGNATURES